                    TNP ENTERPRISES, INC. AND SUBSIDIARIES          Exhibit 23
                    --------------------------------------



                   Consent of Independent Public Accountants
                   -----------------------------------------

The Board of Directors
TNP Enterprises, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference of our reports included in this Form 10-K, into TNP Enterprises, Inc.'s previously filed Registration Statements on Form S-8 (File nos. 2-93265 and 33-58897) and Registration Statement on Form S-3 (No. 333-17835). It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.


                                              Arthur Andersen LLP


Fort Worth, Texas
February 16, 2000